[LETTERHEAD OF KPMG PEAT MARWICK LLP]
                              4200 Norwest Center
                            90 South Seventh Street
                             Minneapolis, MN 55402
                            Telephone: 612.305.5000
                              Telefax 612.305.5039


INDEPENDENT AUDITORS' CONSENT
-----------------------------

The Board of Directors
IAI Investment Funds III, Inc.:

     We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "COUNSEL AND AUDITORS" in Part A of the Registration Statement.

/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Minneapolis, Minnesota
May 15, 1997